Van Kampen Technology Fund
                          Item 77(O) 10F-3 Transactions
                      September 1, 2005 - February 28, 2006



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 WebMD  9/28/  6,900,  $17.50 $120,75   6,600    0.10%  0.04%   Morgan  Citigr
Health    05    000            0,000                            Stanle    oup
 Corp                                                             y,
                                                                Citigr
                                                                 oup,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.

                                                                Morgan
                                                                Stanle
Irobot  11/8/  4,300,  $24.00 $103,20  15,100    0.35%  0.12%     y,    Credit
          05    000            0,000                            JPMorg  Suisse
                                                                 an,     First
                                                                First   Boston
                                                                Albany
                                                                Capita
                                                                  l,
                                                                Needha
                                                                 m &
                                                                Compan
                                                                  y,
                                                                 LLC,
                                                                Adams
                                                                Harkne
                                                                  ss

                                                                Goldma
                                                                  n,
  IHS   11/10  14,515  $16.00 $232,24  60,400    0.42%  0.33%   Sachs   Citigr
 Inc.    /05    ,000           0,000                            & Co.,    oup
                                                                Citigr
                                                                 oup,
                                                                Morgan
                                                                Stanle
                                                                y, UBS
                                                                Invest
                                                                 ment
                                                                Bank,
                                                                KeyBan
                                                                  c
                                                                Capita
                                                                  l
                                                                Market
                                                                  s,
                                                                Piper
                                                                Jaffra
                                                                  y
                                                                Credit
                                                                Suisse
SunTec  12/13    -     $15.00 $395,70  41,500    0.16%  0.21%   First   Credit
   h     /05                   0,000                            Boston  Suisse
 Power                                                            ,      First
Holdin                                                          Morgan  Boston
  gs,                                                           Stanle
 Inc.                                                             y,
                                                                 CLSA
                                                                Asia-
                                                                Pacifi
                                                                  c
                                                                Market
                                                                s, SG
                                                                Cowen
                                                                & Co.
                                                                Citigr
                                                                 oup,
Spansi  12/16  42,200  $12.00 $506,40  148,50    0.35%  0.61%   Credit  Citigr
  on     /05    ,000           0,000      0                     Suisse    oup
                                                                First
                                                                Boston
                                                                  ,
                                                                JPMorg
                                                                 an,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                Deutsc
                                                                  he
                                                                 Bank
                                                                Securi
                                                                ties,
                                                                 UBS
                                                                Invest
                                                                 ment
                                                                Bank,
                                                                Dresdn
                                                                  er
                                                                Kleinw
                                                                 ort
                                                                Wasser
                                                                stein